Centrue Financial Corporation

**IMPORTANT SPECIAL MEETING INFORMATION** 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 7, 2017.**

### Vote by Internet

- Go to **www.investorvote.com/CFCB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Special Meeting Proxy Card 1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

**A Proposals — The Board of Directors recommends a vote FOR each of the following proposals.**

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 1. To adopt the Agreement and Plan of Merger, dated as of January 26, 2017, by and among Centrue, Midland States Bancorp, Inc. and Sentinel Acquisition, LLC, as such agreement may be amended from time to time (the "merger agreement"). | ☐ | ☐ | ☐ |
| 2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including to permit further solicitation if an insufficient number of votes are cast to adopt the merger agreement. | ☐ | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Special Meeting. ☐

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.  /  /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 3 3 0 4 0 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02L9OC

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Centrue Financial Corporation Notice of Special Meeting of Stockholders Mail Date: May 5, 2017 Meeting Date: June 7, 2017 at 9:00 a.m., local time Meeting Location: Offices of Howard & Howard Attorneys PLLC, 200 S. Michigan Ave, Suite 1100, Chicago IL 60604 Kurt R. Stevenson and Daniel R. Kadolph, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Centrue Financial Corporation to be held on June 7, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of Proposal 1 and Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)